OPERATIONS & ASSETS NOTE
                            ------------------------
                                    (SECURED)

$5,230,000.00                                                      JUNE 30, 2006
-------------                                                      -------------

     FOR VALUE RECEIVED, Gateway Distributors, Ltd., (hereinafter called "Maker") promises to pay to the order of Marshall Distributing, L.L.C., a Utah limited liability company, and EMS Business Development, Inc., a California corporation, or assignee (hereinafter called Payee), the principal sum of Five Million Two Hundred Thirty and No/100 Dollars ($5,230,000.00) without interest on or before September 1, 2007.

     All payments shall be made in full and in a timely manner without deduction or set off.

     The Maker shall have the right to prepay this Operations & Assets Note (hereafter the "Note) in whole or in part at any time, without the prior written consent of the Payee and without premium or penalty.

     This Note is secured by certain collateral (the Collateral) described in the Security Agreement and UCC-1 Financing Statement of even date herewith.

     If default be made in the payment, in whole or in part, of any sum provided for herein when due; or, if default shall be made with respect to any covenant or obligation to be performed by Maker as provided in that certain Contract for Sale of Business and Assets dated as of June 30, 2006, between Maker, Payee and Terry D. Nielsen (the "Agreement") and such default has not been cured within fifteen (15) days after written notice thereof; then Payee may, at its option, without further notice or demand, declare the unpaid principal balance and any accrued interest on this Note at once due and payable and pursue any and all rights, remedies and recourses available to Payee, or pursue any combination of the foregoing, all remedies hereunder, at law or in equity being cumulative.

     In the event of any default hereunder, Maker shall pay to Payee a late charge equal to ten percent (10%) of the installment or amount in default and unpaid principal balance of this Note shall bear interest from June 30, 2006 until such default has been fully cured at the rate of ten percent (10%) per annum.

     Failure to exercise any of the foregoing options upon the happening of one or more defaults shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other default. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of the Payee.


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
     All amounts payable hereunder are payable in lawful money of the United States of America. Checks are deemed payment when received by Payee. Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys fees, whether or not any legal action shall be instituted to enforce this Note.

     It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable Nevada law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby (or applicable United States federal law to the extent that it permits the Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Nevada law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or contracted for, charged, taken, reserved or received with respect to such indebtedness, or if Payees exercise of the option herein contained to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Makers and Payees express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this
Note immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

     All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness evidenced hereby for so long as any debt is outstanding.

     All notices hereunder shall be given at the following addresses:

     If to Maker:     2555 East Washburn Road, Las Vegas, Nevada, 89081.

     If to Payee:     3085 West Directors Row, Salt Lake City, Utah,  84104
     and              2771 E. French Camp Road, Manteca, California, 95336.

Either  party  may  change  their address for notice purposes upon giving thirty
(30) days prior notice thereof to the other party in accordance with this paragraph. All notices given hereunder shall be in writing and shall be considered properly given if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee or by prepaid telegram. Any notice mailed as above provided shall be effective two (2) business days after its deposit in the custody of the United States Postal Service; all other notices shall be effective upon receipt by the addressee.


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
     This Note shall be governed, construed and enforced according to the laws of the State of Nevada.


     EXECUTED as of the date and year first above written.

                                              Gateway Distributors, Ltd.
                                              a Nevada corporation


                                              By:
                                                 -------------------------------

                                                 Its:
                                                     ---------------------------


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